EXHIBIT 10.4

FORM OF AWARD AGREEMENT FOR NON-QUALIFIED STOCK OPTIONS

GRANTED UNDER THE 2002 MANAGEMENT STOCK OWNERSHIP PROGRAM

Time:	3M Company
Notice of Grant of Stock Options and Option Agreement	ID: 41-0417775
3M CENTER
ST. PAUL, MN 55144-1000

[Name]	Option Number:
c/o [Name]	Plan:
3M Center
224-2W-15
St. Paul, MN US 55144-1000	ID:

Effective [date], you have been granted a(n) Non-Qualified Stock Option to buy [number] shares of 3M Company (the Company) stock at $[price] per share.

The total option price of the shares granted is $[number].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

[number]	On Vest Date	[date]	[date]